SECURITIES  AND  EXCHANGE  COMMISSION

                             Washington,  D.C.  20549

                             -----------------------

                                    FORM  8-K


                                 CURRENT  REPORT


                       Pursuant  to  Section  13  or  15(d)  of
                       the  Securities  Exchange  Act  of  1934

                       -----------------------------------

                   Date  of  Report
                   (Date  of  earliest
                   event  reported):        April  11,  2001


                                 LOGISOFT  CORP.
             (Exact  name  of  registrant  as  specified  in  its  charter)


   Delaware                          0-23100                     22-2649848
---------------                  ----------------            ------------------
(State  or  other                  (Commission  File              (IRS  Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                  375  Woodcliff  Drive,  Fairport,  New  York  14450
        ----------------------------------------------------------------
          (Address  of  principal  executive  offices,  including  zip  code)


                                 (716)  249-8600
                         ------------------------------
                         (Registrant's  telephone  number)

Item  5.   Other  Items.
------    ------------

Board  of  Directors  actions
-----------------------------

On April 11, 2001, Gene Devine resigned his seat on Logisoft Corp.'s (the "Company") Board of Directors to pursue other professional interests.

On April 12, 2001, Clark Bundren was appointed to the Company's Board of Directors by a unanimous vote of the remaining directors. Mr. Bundren was a director of the Company prior to its acquisition of Logisoft Computer Products and eStorefronts.net (together the "Subsidiaries") in March 2000 and will serve until the next annual meeting of the Company's shareholders.

Appointment  of  Special  Committee  of  Independent  Directors
---------------------------------------------------------------

Over the past year, the industry in which the Company is currently investing the majority of its resources, Internet services, has been characterized by declines in stock prices resulting from a market adjustment of the valuations of Internet service companies and a slowdown in corporate spending on Internet and technology initiatives. The Company's share price has been adversely impacted by this general market shift. Over the past several months, certain shareholders have expressed concerns regarding the poor performance of the Company's stock, operating results and the Company's prospects for increasing shareholder value given current market conditions including the downturn in Internet services stocks. These shareholders have brought forth a proposal for the Company to change its business direction through the acquisition of the outstanding shares of Maxx Motorsports, LLC ("Maxx"), a South Carolina corporation organized to operate a team motorsport racing series.

Shareholders who were principals of the Subsidiaries prior to their acquisition by the Company in March 2000 (the "LCP Principals") desire to continue with the implementation of the Company's current business plan.

As a result of these diverse views on the overall strategy of the Company and the receipt of the shareholder proposal for the acquisition of Maxx, the Company's Board of Directors appointed a special committee of independent Directors (the "Independent Committee") to consider the proposed acquisition of Maxx as well as other strategic alternatives available to the Company which might enhance shareholder value. The Independent Committee is comprised Terry Washburn, who serves as Chairman of the Independent Committee, and Clark Bundren.

The Board of Directors has vested the Independent Committee with the authority to negotiate, approve and execute agreements pertaining to the acquisition of Maxx or to make its final and conclusive recommendations to the Board of Directors with respect to any other strategic alternatives available to the Company.

On April 13, 2001, the Chairman of the Independent Committee signed a non-binding letter of intent on behalf of the Company to acquire all of the common stock of Maxx, in a tax-free stock exchange for 6,900,000 shares of the Company's common stock (the "Maxx Exchange"), subject to completion of the Company's due diligence and the execution of definitive stock purchase agreement.

Conditions of the letter of intent for the Maxx Exchange require that, at the time of closing, (i) the Company not have any material operating businesses,
(ii) the Company have approximately $8,000,000 in cash and other assets (iii) the Company's accrued but unpaid liabilities shall not exceed $25,000, and (iv) the Company have no more than 17,500,000 shares of common stock issued and outstanding, exclusive of shares that would be issued to investors in the required capital raise.

In order to satisfy the conditions of the selling shareholders of Maxx, the Company would be required to dispose of its current operating businesses, leaving at least $1,000,000 of cash and other assets in the Company, and to raise $7,000,000 through the sale of the Company's common stock.

The Company is currently in negotiations with the LCP Principals and certain other shareholders that funded the Company through its the March 2000 private placement (the "LCP Group") to exchange approximately 13,500,000 shares of its common stock for the all of the issued and outstanding shares of the Subsidiaries (the "Split-off"). All shareholders not a part of the LCP Group would retain their shares in the Company.

This Report On Form 8-K Contains Forward-Looking Statements Within The Meaning Of Section 27a Of The Securities Act Of 1933 And Section 21e Of The Securities Act Of 1934, As Amended. Such Statements Are Based Upon Current Expectations That Involve Risks And Uncertainties. Any Statements Contained Herein That Are Not Statements Of Historical Fact May Be Deemed To Be Forward-Looking Statements. For Example, The Words "Believes", "Anticipates", "Plans",
"Expects", "Intends" And Similar Expressions Are Intended To Identify Forward-Looking Statements. The Company's Actual Results And The Timing Of
Certain  Events  May  Differ  Significantly  From  The  Results Discussed In The
Forward-Looking Statements. Factors That Might Cause Such A Discrepancy Include, But Are Not Limited To, The Failure Of The Company To Meet The Requirements Of The Letter Of Intent With Maxx And The Other Agreements Required To Complete The Capital Raise And The Split-Off. All Forward-Looking Statements In This Document Are Based On Information Available To Logisoft As Of The Date Hereof. Actual Events Or Results May Differ Materially From The Forward Looking Statements Expressed Herein. Logisoft Assumes No Obligation To Update Any Such Forward-Looking Statements.

Item  7.   Financial  Statements,  Pro  Forma  Information  and  Exhibits.
------    ---------------------------------------------------------

(1) Letter of Intent between the Shareholders of MAXX MOTORSPORTS, INC. and Logisoft Corp.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LOGISOFT  CORP.


Dated:  April  13,  2001                 By:  /s/  John  W.  Van  Heel
                                         --------------------------------------
                                         John  W.  Van  Heel
                                         Chief  Financial  Officer

                                 LOGISOFT CORP.
                               375 WOODCLIFF DRIVE
                              FAIRPORT, NY   14450
                              PHONE: (716) 249-8600
                               FAX: (716) 223-4025
--------------------------------------------------------------------------------


                                 April 13, 2001


VIA  FACSIMILE
--------------

Mr. Charles R. Jeter, Jr., Vice-President/Treasurer
MAXX  MOTORSPORTS,  INC.
3620  Pelham  Road  PMB  #310
Greenville, SC 29615

     RE: LETTER OF INTENT BETWEEN THE SHAREHOLDERS OF MAXX MOTORSPORTS, INC. AND LOGISOFT CORP.


Dear Mr. Jeter:

     This letter confirms our conversations between you as Vice-President/Treasurer and representative of the shareholders of MAXX MOTORSPORTS, INC., a South Carolina corporation ("MAXX") and LOGISOFT CORP., a Delaware corporation, ("LGST"), and sets forth the principal terms and conditions upon which LGST proposes to purchase all of the issued and outstanding shares of common stock of MAXX (the "Shares").

     The proposed Purchase Price for the Shares was determined based upon the MAXX business plan and other financial information concerning the business of MAXX furnished to LGST by MAXX. In reliance upon the accuracy of that information, LGST proposes to purchase the Shares as set forth below, subject to adjustment, upon the following principal terms and conditions which shall be reflected in a definitive Stock Purchase Agreement ("Agreement") to be executed by the parties on or before April 25, 2001.

     1.  Purchase  Price  for  the  Shares.  Subject to the terms and conditions
          ---------------------------------
provided herein and in the agreement, the purchase price for the Shares shall include the following:

          1. The delivery of Six Million Nine Hundred Thousand (6,900,000) shares of LGST's common stock.

     2.  Other  Agreements. The parties agree that certain additional agreements
         -----------------
will be negotiated and entered into at Closing, including such consulting, non-compete and other agreements as may reasonably be required to consummate this transaction. In addition, as conditions to the obligations of the parties under the definitive agreements, LGST agrees to complete the following:

          1.   employment  agreement  between  LGST  and  Jon  Pritchett;

          2. the execution of the LGST Agreement & Plan of Corporate Separation wherein LGST transfers Logisoft Computer Products Corp. and eStoreFronts.net Corp. to certain purchasers in return for the cancellation of 13,500,000 LGST common shares ("Plan of Separation");

          3. The completion of a $7,000,000 cash equity raise by the sale of 28,000,000 shares of LGST at a price of $.25 per share;

          4. MAXX creditors entering into an agreement to convert their debt into LGST common stock at a conversion price of $.25 per share.

     3.  CLOSING.  The  Closing  shall  occur  on  or  before  May  1, 2001 (the
         -------
"Closing") or such other date as may be agreed upon by the parties in writing. The Closing will be subject to the following conditions, among others:

          a. Execution of a definitive Stock Purchase Agreement containing the usual and customary warranties, representations, covenants and conditions, and execution of such other agreements, each in form and substance acceptable to the parties;

          2.   Accuracy  of  representations  and  warranties  at  Closing;

          3. Compliance with or waiver of covenants and conditions pending Closing;

          4. Satisfactory completion by both companies of all operational, business, financial, tax, accounting, and legal due diligence, including an audit letter from Maxx's corporate counsel regarding any material litigation, claims, and assessments either pending or threatened (excluding unasserted claims and assessments) which involve potential losses whose potential effects on the financial statement would be more than Ten Thousand Dollars ($10,000) individually or in the aggregate;

          5. Absence of any material adverse change in the business, financial condition, operations, prospects, or regulatory requirements affecting the business of MAXX;

          6. Approval of the acquisition of the MAXX shares and the transactions pursuant to the Plan of Separation by a special committee of the Board of Directors of LGST;

          7.   LGST's receipt of a minimum of $7,000,000 in equity capital; and.

          8.   Completion  of  Plan  of  Separation;  and

          9.   Such  other  conditions  as  the  parties  reasonably  require.

     4.  EXPENSES.  Each  party  shall  pay  and be responsible for its finder's
         --------
fees, brokerage fees, commissions, financial and other advisory fees, investment banking fees, legal fees, and accounting fees and all other related expenses incurred by it which are specifically related to this transaction. Nothing in
Section 4 shall prevent the Corporations from paying such expenses (in shares or cash) on behalf of the Corporations and adjusting the number of shares to be issued pursuant to Paragraph 1 above.

     5. Public Announcements. Neither party shall issue any public announcements
        --------------------
regarding this transaction without the prior written consent of the other party except as required by law.

     6.  Exclusive  Dealing.  MAXX  and  its  shareholders agree not to solicit,
         ------------------
negotiate, or take any action with respect to the sale of the Shares or the sale of all or any substantial part of the assets of MAXX or any merger, combination or similar transaction so long as this letter remains in effect. In the event that a definitive Stock Purchase Agreement is not entered into by April 25, 2001, the obligations set forth herein shall terminate.

     7. Expression of Intent. Except as set forth in paragraphs 4-7 hereof, this
        ---------------------
letter constitutes an expression of intent only and is not a binding obligation of either party. This letter does not obligate either party to consummate the transactions contemplated hereby.

     This letter sets forth our understandings of the principal terms and conditions for the proposed purchase of the Shares. If you agree, please execute two (2) copies of this letter and return them to me by facsimile and overnight mail as soon as possible.


                                   Very  truly  yours,

                                   LOGISOFT  CORP.


                                   BY:  /S/  TERRY  WASHBURN
                                   --------------------------
                                   TERRY  WASHBURN,  CHAIRMAN
                                   SPECIAL DIRECTORS COMMITTEE


APPROVED AND ACCEPTED THIS 13 DAY OF APRIL, 2001.
                           --


                                   MAXX  MOTORSPORTS,  INC.


                                   BY:  /s/  CHARLES R. JETER, JR.
                                   -------------------------------
                                   CHARLES R. JETER, JR., VICE- PRESIDENT/TREAS.